EXECUTION COPY
     FIFTH AMENDMENT, dated as of November 13, 2006 (the “Fifth Amendment”), to the Amended and Restated Credit Agreement, dated as of July 1, 2004 (as amended, supplemented or otherwise modified, the “Credit Agreement”), among PIKE ELECTRIC CORPORATION, a Delaware corporation (“Holdings”), PIKE ELECTRIC, INC., a North Carolina corporation (the “Borrower”), the several banks and other financial institutions from time to time parties thereto (the “Lenders”), J.P. MORGAN SECURITIES INC., as syndication agent, NATIONAL CITY BANK, as documentation agent, and BARCLAYS BANK PLC, as administrative agent for the Lenders thereunder (in such capacity, the “Administrative Agent”). All capitalized terms used herein that are defined in the Credit Agreement and that are not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.
W I T N E S S E T H:
     WHEREAS, the Borrower has requested that the Lenders agree to amend the Credit Agreement to modify certain terms and conditions of the Credit Agreement; and
     WHEREAS, the Lenders have agreed to amend the Credit Agreement solely on the terms and conditions set forth in this Fifth Amendment.
     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:
SECTION 1. AMENDMENTS TO THE CREDIT AGREEMENT
     The definition of “Change of Control” in Section 10 of the Credit Agreement is hereby amended by deleting clause (i) thereto in its entirety and substituting in lieu thereof the following:
     “(i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), excluding members of the LGB Group, shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the ‘beneficial owner” (as defined in Rule 13(d)(3) and 13(d)(5) of the Exchange Act), directly or indirectly, of more than 35% of the outstanding common stock of Holdings; or”
SECTION 2. CONDITIONS PRECEDENT
     This Fifth Amendment shall become effective on the date (the “Fifth Amendment Effective Date”) upon which the Administrative Agent shall have received (a) counterparts of this Fifth Amendment duly executed by Holdings, the Borrower and the Required Lenders and (b) an Acknowledgment and Consent, substantially in the form of Exhibit A hereto, duly executed and delivered by each Credit Party party to the Guarantee and Collateral Agreement.
SECTION 3. REPRESENTATIONS AND WARRANTIES
     To induce the Administrative Agent and the Lenders to enter into this Fifth Amendment, each of Holdings and the Borrower hereby represent and warrant to the Administrative Agent and the Lenders that (before and after giving effect to this Fifth Amendment):

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     3.1 Each Credit Party has the corporate power and authority, and the legal right, to make and deliver this Fifth Amendment and the Acknowledgment and Consent (the “Amendment Documents”) to which it is a party and to perform its obligations under the Credit Agreement, as amended hereby (the “Amended Credit Agreement”). Each Credit Party has taken all necessary corporate or other action to authorize the execution, delivery and performance of the Amendment Documents to which it is a party and the performance of the Amended Credit Agreement.
     3.2 Each of the representations and warranties made by any Credit Party herein or in or pursuant to the Credit Documents is true and correct in all material respects on and as of the Fifth Amendment Effective Date as if made on and as of such date (except that any representation or warranty which by its terms is made as of an earlier date shall be true and correct as of such earlier date).
     3.3 The Borrower and the other Credit Parties have performed in all material respects all agreements and satisfied all conditions which this Fifth Amendment and the other Credit Documents provide shall be performed or satisfied by the Borrower or the other Credit Parties on or before the Fifth Amendment Effective Date.
     3.4 After giving effect to this Fifth Amendment, no Default or Event of Default has occurred and is continuing, or will result from the consummation of the transactions contemplated by this Fifth Amendment.
SECTION 4. MISCELLANEOUS
     4.1 Counterparts. This Fifth Amendment may be executed by the parties hereto in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Fifth Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Fifth Amendment.
     4.2 Fees and Expenses. (a) If the Fifth Amendment Effective Date occurs, the Borrower agrees to pay an amendment fee to the Administrative Agent for the account of each Lender that has executed and delivered this Amendment to the Administrative Agent on or prior to 5:00 p.m. New York time on November 13, 2006, in an amount equal to 0.05% of the aggregate amount of the Revolving Credit Commitment of such Lender and the Term Loans of such Lender. Such amendment fee shall be payable on November 13, 2006.
     (b) The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses in connection with the negotiation, preparation, execution and delivery of this Fifth Amendment, including, without limitation, the reasonable fees and expenses of Simpson Thacher & Bartlett LLP.
     4.3 Continuing Effect. Except as expressly amended hereby, the Credit Agreement and the other Credit Documents shall continue to be and shall remain in full force and effect in accordance with their terms. This Fifth Amendment shall not constitute an amendment or waiver of any provision of the Credit Agreement or the other Credit Documents not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of the Borrower or of Holdings that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein. Any reference to the

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“Credit Agreement” in the Credit Documents or any related documents shall be deemed to be a reference to the Credit Agreement as amended by this Fifth Amendment.
     4.4 GOVERNING LAW. THIS FIFTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     4.5 Miscellaneous. On and after the Fifth Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof, “herein”, or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to the “Credit Agreement”, “thereunder”, “thereof”, or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Credit Agreement.

     IN WITNESS WHEREOF, the parties have caused this Fifth Amendment to be executed and delivered by their respective duty authorized officers as of the day and year first above written.

PIKE ELECTRIC CORPORATION
By:	/s/ J. Eric Pike
	Name:	J. Eric Pike
	Title:	President & Chief Executive Officer

PIKE ELECTRIC, INC.
By:	/s/ J. Eric Pike
	Name:	J. Eric Pike
	Title:	President & Chief Executive Officer

Fifth Amendment

BARCLAYS BANK PLC, Individually and as Administrative Agent
By:	/s/ David Barton
	Name:	David Barton
	Title:	Associate Director

Fifth Amendment